UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2022

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2022, Dennis V. Arriola, the Chief Executive Officer of Avangrid, Inc. (the “Company”), notified the Company of his decision to leave the business, effective May 28, 2022.

On March 1, 2022, the Board of Directors of the Company (the “Board”), upon recommendation of its Compensation, Nominating and Corporate Governance Committee (the “Committee”), appointed Pedro Azagra Blázquez as Chief Executive Officer of the Company, effective the date Mr. Arriola ends his service as Chief Executive Officer of the Company. Mr. Azagra Blázquez will continue to serve as a member of the Board and the Executive and Special Committees of the Board.

Mr. Azagra Blázquez, age 53, currently serves as the Chief Development Officer of Iberdrola, S.A. (“Iberdrola”), a leading energy company and the Company’s controlling shareholder, a position he has held since 2008. Mr. Azagra Blázquez previously served as Iberdrola’s Director of Strategy. He has also served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas, in Madrid, Spain, since 1998. Mr. Azagra Blázquez formerly served on the board of directors of Siemens Gamesa Renewable Energy, S.A. He earned a business degree and a law degree from Universidad Pontificia de Comillas and an M.B.A. from the University of Chicago. Mr. Azagra Blázquez has served as a member of the Company’s Board since 2019 and previously served as a member of the Board from 2014 until 2018. In addition, Mr. Azagra Blázquez serves as a member of the board of directors of Neoenergia, S.A., a member of the Iberdrola group of companies listed on the São Paulo Stock Exchange.

As previously disclosed, the Company and Iberdrola are parties to a shareholders agreement, dated December 16, 2015, entered into in connection with the completion of the acquisition by the Company of UIL Holdings Corporation pursuant to a merger agreement (the “Shareholders Agreement”). The Shareholders Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on the Board, minority protections that limit the disposal or transfer of shares of the Company by Iberdrola, registration rights, preemptive rights and protections for the Company relating to affiliate transactions, competitive business opportunities, and certain information and access rights. In addition, the Company has entered into certain transactions with Iberdrola, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2021, and the current report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2021.

The Board has not yet determined the compensation payable to Mr. Azagra Blázquez in connection with the commencement of this new role as Chief Executive Officer of the Company. The Company will file an amendment to this current report on Form 8-K within four business days of such determination.

Item 7.01	Regulation FD Disclosure.

On March 3, 2022, the Company issued a press release announcing Mr. Arriola’s notice of his decision to leave the business, effective May 28, 2022, and the appointment of Mr. Azagra Blázquez effective the date Mr. Arriola ends his service as Chief Executive Officer of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

Pursuant to General Instruction B.2 of Form 8-K and SEC Release No. 33-8176, the information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 3, 2022

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: March 3, 2022

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